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                                                                Exhibit 5.1

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                     -----
                            Telephone: (202) 347-0300
                            Facsimile: (202) 347-2172
                                  WWW.EMTH.COM
TIMOTHY B. MATZ                                           JEFFREY D. HAAS
STEPHEN M. EGE                                            KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                        KENNETH B. TABACH
W. MICHAEL HERRICK                                        PATRICIA J. WOHL
GERARD L. HAWKINS                                         JEFFREY R. HOULE
NORMAN B. ANTIN                                           FIORELIO J. VICENCIO*
JOHN P. SOUKENIK*                                         DAVID TEEPLES*
GERALD F. HEUPEL, JR.                                     CRISTIN ZEISLER
JEFFREY A. KOEPPEL                                        ANDREW ROSENSTEIN
DANIEL P. WEITZEL                                         ____________
PHILIP ROSS BEVAN
HUGH T. WILKINSON                 June 24, 1998           OF COUNSEL

                                                          ALLIN P. BAXTER
                                                          JACK I. ELIAS
                                                          SHERYL JONES ALU

*NOT ADMITTED IN D.C.              VIA EDGAR



Board of Directors
IBL Bancorp, Inc.
23910 Railroad Avenue
Plaquemine, Louisiana  70764

Gentlemen:

        We have acted as special counsel to IBL Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 317,400 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of The Iberville Building and Loan Association (the "Association") from mutual to stock form.

        In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Association, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of rendering this opinion. The opinion which we render herein is limited to federal laws and regulations and the laws of the State of Louisiana which are in effect on the date hereof.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with


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Board of Directors
June 24, 1998
Page 2

the terms of the Plan of Conversion, upon receipt of the consideration required therefor, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal Matters" in the Prospectus contained in the Registration Statement.

                                      Very truly yours,

                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                      By:      /s/ Gerald F. Heupel, Jr.
                                               --------------------------------
                                               Gerald F. Heupel, Jr., a Partner